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                                  EXHIBIT 23.2


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Trend Mining Company
Coeur d'Alene, Idaho


We consent to the use of our review report dated November 14, 2000 on the financial statements of Trend Mining Company as of June 30, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in Amendment No. 3 to the Form 10-SB Registration Statement filed with the Securities and Exchange Commission.




Williams & Webster, P.S.
Spokane, Washington

December 1, 2000